UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2006
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Item 8.1. Other Events.

The following statement was released by Caterpillar Inc. on February 10, 2006. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

February 10, 2006

FOR IMMEDIATE RELEASE

Caterpillar Announces Date of Annual Stockholders Meeting

PEORIA, Ill. - Caterpillar Inc. (NYSE: CAT) will conduct its 2006 annual meeting of stockholders on Wednesday, June 14 at 1:30 p.m., Central Daylight Time, in Chicago, Illinois. Meeting details and the procedure for admission will be included in the company's 2006 annual meeting proxy statement, which will be filed with the Securities and Exchange Commission on or about April 17, 2006 and mailed at the end of April to stockholders of record as of April 17th.

About Caterpillar

For more than 80 years, Caterpillar Inc. has been building the world's infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2005 sales and revenues of $36.33 billion, Caterpillar is a technology leader and the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.cat.com .

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

February 10, 2006	By:	/s/James B. Buda

James B. Buda
Vice President